Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report, as of and for the year ended December 31, 1994 which is dated February 3, 1995, in Registration Statement (Form S-4) for the registration of 5,265,885 shares of Carolina First Corporation common stock.


Greenville, South Carolina                      ELLIOTT, DAVIS & COMPANY, LLP
July 24, 1997


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